ClIftonLarsonAllen LLP
CLAconnect.com

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32296 on Form S-8 of Rent-A-Center, Inc., of our report dated June 29, 2022, appearing in this Annual Report on Form 11-K of Rent-A-Center, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2021.

CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Green Bay, Wisconsin
June 29, 2022